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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                 ______________

                                    FORM 8-K
                                 ______________

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report January 16, 1997
              (Date of earliest event reported):  January 3, 1997



                             HARBINGER CORPORATION
                (Exact name of Company specified in its charter)





    GEORGIA                        0-26298                       58-1817306
(State or other             (Commission File Number)           (IRS Employer
jurisdiction of                                             Identification No.)
 incorporation
or organization)


              1055 LENOX PARK BOULEVARD, ATLANTA, GEORGIA          30319
                (Address of principal executive offices)         (Zip Code)








                                 (404) 467-3100
               (Company's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

On January 3, 1997, Harbinger Corporation, a Georgia corporation ("Harbinger"), acquired SupplyTech, Inc. a Michigan corporation ("STI"), and its affiliate, SupplyTech International, LLC, a Michigan limited liability company ("STILLC"), for one million six hundred thousand unregistered shares of Harbinger common stock, par value of $0.0001 per share ("Harbinger Common Stock"). STI was acquired in a merger transaction (the "Merger") pursuant to the terms of a Merger Agreement, dated as of January 3, 1997, by and among Harbinger, STI and Harbinger Acquisition Corporation II, a Georgia corporation and a wholly owned subsidiary of Harbinger ("HAC"). STI survived the Merger as a wholly owned subsidiary of Harbinger. STILLC was acquired by Harbinger in a series of related share purchases, which includes the exchange of Harbinger shares for all the outstanding shares of STILLC.

STI is an Ann Arbor, Michigan based supplier of EDI software and services, primarily serving the automotive, retail, aerospace and heavy manufacturing industries. STI also has operations in the United Kingdom, Italy and Mexico. Additionally, SupplyTech has relationships with an international network of Value-Added-Resellers to market and support its software worldwide.

The total consideration in the Merger was determined through arms' length negotiations between representatives of Harbinger and STI. Neither Harbinger nor HAC, nor any of their affiliates had, nor to the knowledge of Harbinger Corporation, did any director or officer or any associate of any such director or officer of Harbinger or HAC have, any material relationship with STI (including four selling shareholders; Ted Annis, A. Gail Jackson, Jerry Steward and Endeavor Capital Management, LLC) prior to the Merger.

In connection with the Merger, which was accounted for under the pooling-of-interests method of accounting, Harbinger expects to take a $7.5 to $10.0 million charge in the first quarter of 1997 for Merger-related expenses. A complete description of the transaction is contained in the Merger Agreement filed as Exhibit 2(a) and hereby incorporated herein by reference.

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Item 7.  Financial Statements and Exhibits.

      a) Financial Statements of Business Acquired: To be filed by amendment as soon as practicable but not later than March 19, 1997.

      b) Pro Forma Financial Information: To be filed by amendment as soon as practicable but not later than March 19, 1997.

      c)   Exhibits:

            2.1 Merger Agreement, dated January 3, 1997 between the Company, Harbinger Acquisition Corporation II and SupplyTech, Inc.

            2.2    Georgia Certificate of Merger

            2.3    Michigan Certificate of Merger

            4.1    Registration Rights Amendment

            99.1 Text of Press Release of Harbinger Corporation, dated January 6, 1997.







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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     HARBINGER CORPORATION


                                     /s/ Joel G. Katz
                                     -----------------------------
                                     JOEL G. KATZ
                                     Vice President, Finance
                                     (Principal Financial Officer;
                                     Principal Accounting Officer)



Date:  January 15, 1997









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                                 EXHIBIT INDEX


Exhibit                                                            Page No.
-------                                                            --------
  2.1    Merger Agreement                                             6
  2.2    Georgia Certificate of Merger                                42
  2.3    Michigan Certificate of Merger                               44
  4.1    Registration Rights Amendments                               47
 99.1    Text of Press Release of Harbinger Corporation,
         dated January 6, 1997                                        59


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